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                                                                     EXHIBIT 8.2

                        [LETTERHEAD OF FRASER & BEATTY]

                                 June 26, 1998

Bowater Incorporated
55 East Camperdown Way
Post Office Box 1028
Greenville, South Carolina 29602

Dear Sirs:

     We have acted as your counsel in connection with the arrangement contemplated by the Amended and Restated Arrangement Agreement, dated as of March 9, 1998, between Avenor Inc. ("Avenor") and Bowater Incorporated ("Bowater"), as described in the Registration Statement of Bowater Incorporated on Form S-3 filed with the Securities and Exchange Commission on June 26, 1998 (the "Registration Statement").

     We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements contained in the section of the Registration Statement captioned "Income Tax Considerations -- Canadian Federal Income Tax Considerations", to the extent that such statements describe Canadian federal income tax law or legal conclusions, are our opinion, as of the date hereof, with respect to the matters set forth therein. No opinion is expressed on matters other than those specifically referred to therein.

     We assume no obligation to supplement our opinion if any applicable laws change after the date of the Registration Statement or if we become aware, after the date of the Registration Statement, of facts that might change the opinions expressed therein.

     This letter is solely for your benefit and the benefit of the holders of the exchangeable shares of Bowater Canada, Inc., an indirectly owned subsidiary of Bowater, and may not be relied upon in any manner or for any purpose by any other person.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Income Tax Considerations -- Canadian Federal Income Tax Considerations" and "Legal Opinions". In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Yours very truly,

                                          /s/ FRASER & BEATTY

                                          FRASER & BEATTY